UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Independence Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

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INDEPENDENCE BANCSHARES, INC.
500 E. Washington Street
Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

        We cordially invite you to attend the 2006 Annual Meeting of Shareholders of Independence Bancshares, Inc., the holding company for Independence National Bank. At the meeting, we will report on our performance in 2005 and answer your questions. We are excited about our accomplishments in 2005 and look forward to discussing both our accomplishments and our future plans with you. In addition, you are invited to join us for a reception celebrating the one year anniversary of the bank’s opening immediately following the Annual Meeting. We hope that you can attend the meeting and reception and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on May 16, 2006 at The Thornblade Country Club, 1275 Thornblade Blvd., Greer, South Carolina at 4:00 p.m. for the following purposes:

1.	To elect the board of directors;

2.	To consider a proposal to approve our 2005 Stock Incentive Plan;

3.	To ratify the appointment of Elliott Davis LLC as the Company’s Registered Public Accounting Firm for 2006; and

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 31, 2006 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ Lawrence R. Miller
Lawrence R. Miller
President and Chief Executive Officer

Greenville, South Carolina
April 14, 2006

INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 16, 2006

        Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The Board set March 31, 2006 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 2,085,010 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Lawrence R. Miller and Kimberly D. Barrs as your representatives at the meeting. Mr. Miller and Ms. Barrs will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Miller and Ms. Barrs will vote your proxy for the approval of the 2005 Stock Incentive Plan, the election to the board of directors of all nominees listed below under “Election of Directors”, and the ratification of Elliott Davis LLC as the Company’s Registered Public Accounting Firm for 2006. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Miller and Ms. Barrs will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-KSB, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 14, 2006.

Proposal No. 1:    Election of Directors

        Our board of directors will submit to the shareholders for their vote at the annual meeting a slate of directors comprising of sixteen nominees, all currently directors. Our directors are:

Our Board of Directors

Robert M. Austell	Robert E. Hamby, Jr.	Hasmukh P. Rama
John W. Burnett, Sr	H. Neel Hipp, Jr.	W. Ray Samuels
Robert M. Carpenter	James D. King	Charles D. Walters
Billy J. Coleman	William R. Mathis	Roger W. Walters
Jose De Ocampo	Lawrence R. Miller	Vivian A. Wong
Sudhirkumar C. Patel

        Shareholders will elect our nominees as directors at the meeting to serve a one-year term, expiring at the 2007 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect all of the nominees listed above as directors.

        Set forth below is certain information about the nominees. Each of the nominees is also a director of our subsidiary, Independence National Bank:

Robert M. Austell, 64, director, retired as the former president, chief executive officer, and a director of Regions Bank of Greenville in January 2004 after serving in those capacities for six years. He has over 20 years banking experience, beginning with his roles as an organizer and a director of Greenville National Bank. Prior to his service to Regions and Greenville National Bank, he worked in the real estate development and lending areas with Yeargin Properties, Inc., Liberty Properties, Inc., and Liberty Life Insurance Company. He is a native of Spartanburg, South Carolina and has lived in Greenville, South Carolina for 40 years. He received his B.A. degree from Davidson College and an M.B.A. degree from the University of South Carolina.

John W. Burnett, Sr., 59, director, has been the owner, president, and chief executive officer of Aircraft Management Group, an aircraft management and pilot service company, since 1995. He previously served as president and chief executive officer of C. Douglas Wilson Co. Insurance and as president of Life and Health Consultants, a life and health insurance company. Mr. Burnett is also the co-owner of Smart Choice, a managing general agency for various insurance services. He is a native of Greenwood, South Carolina, and has lived in Greenville, South Carolina for over 44 years. He is involved in various community groups and currently serves on the board of directors of Eden Farms Therapeutic Program for Special Needs Children.

Robert M. Carpenter, 50, director, has been a real estate developer and investor for over five years and is currently an owner and a board member of Greenville Office Supply and Bumper 2 Bumper Media, Inc., a company that designs and manufactures plastic advertisement wraps for automobiles. He attended the University of South Carolina where he received his B.S. in accounting. Mr. Carpenter’s previous work experience includes working for Arthur Young & Co., Shearson Lehman, and Carolina Material Handling. He serves on several community boards including the Greenville Little Theater, United Ministries (chair), Boys Choir of the Carolina’s, and Urban League Housing (chair).

Billy J. Coleman, 68, director, has served as president and chief executive officer of CORBIA, Council of Resources, an international consulting firm, since 1972. He also currently serves as the chief executive officer of Nurses International, a nursing workforce development company. Mr. Coleman has served on the boards of the South Carolina State Ports Authority, several private companies and non-profit organizations. Mr. Coleman received his B.S. in chemical engineering from the University of Tennessee and his M.B.A. from Furman University. He is a resident of Greer, South Carolina and at the present time is a member of the boards of the Greenville Hospital System and of Safe-Schools. He has contributed time and resources to international humanitarian efforts for the past twelve years.

Dr. Jose De Ocampo, 39, director, is a neurology/ sleep medicine specialist residing in Greenville, SC. He received his M.D. from De La Salle University- College of Medicine in the Philippines and his South Carolina medical license in 1999.  Prior to coming to Greenville, he completed training at The Cleveland Clinic in Ohio and the Medical University of South Carolina in Charleston.  He holds staff positions at St. Francis Hospital System, Cannon Memorial Hospital, and Palmetto Baptist Hospital where he is a member of the Ethics committee and Critical Care Committee. Since 2001, he has served as medical director of the sleep lab at Oaktree Medical Centre in Easley, SC. He is also currently directing the formation of a Neuroscience Center and Sleep Lab in Scottsdale, AZ. He is licensed by the American Board of Psychiatry and Neurology, Neurophysiology and American Board of Sleep Medicine.  Dr. De Ocampo is an active member of the Greenville Chamber of Commerce, American Academy of Sleep Medicine, American Medical Association, American Academy of Neurology, South Carolina Medical Association, and the Speakers Bureau of notable companies such as Pfizer, Novartis, Sanofi-Aventis, Biog-Idec, and Boehringer- Ingelheim.

Robert E. Hamby, Jr., 59, director, retired in 1995 as the senior vice president of finance and administration and chief financial officer of Multimeda, Inc., a publicly held national media communications company. He was also formerly a partner of KPMG, LLP, a certified public accounting firm. He is involved in the community and is currently a volunteer financial and administrative consultant to tax-exempt organizations. He graduated from The Citadel with a B.S. in business administration and received a masters in accounting from the University of South Carolina. Mr. Hamby formerly served as chair of the audit committee of the board of directors for Carolina First Corporation (now The South Financial Group, Inc.), a bank holding company. He also serves as a member of the board of directors of the Covenant Theological Seminary, Focus on the Family, Focus on the Family Action, the Ralph and Virginia Hendricks Foundation, and the Piedmont Health Care Foundation.

H. Neel Hipp, Jr., 54, director, is the former vice president of Liberty Corporation and Liberty Life Insurance Company with over 29 years of experience with the Liberty companies. He is the current owner of Hipp Investments, LLC, which he founded in 1998. Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank. He received his B.A. in economics from Furman University, his M.B.A. from the University of North Carolina, Chapel Hill, and also attended the Harvard Business School Program for Management Development. Mr. Hipp is actively involved in the community. He currently serves on the Furman University Board of Trustees and the Board of the Aircraft Owners and Pilots Association of Frederick, Maryland. Mr. Hipp was appointed Chairman of the South Carolina Aeronautics Commission by the Governor. He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport Commission (chair), the Greenville County United Way, and the South Carolina Historical Society (President).

James D. King, 65, director, retired in 1998 as the chief executive officer and a director of The Poinsett Bank in Travelers Rest, South Carolina. He served as a director of The Colonial Bank of South Carolina for over five years and is currently a director the Bank of Camden in Camden, South Carolina. Mr. King has been involved in the banking industry for over 40 years. He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community.

William R. Mathis, 70, director, has been the owner and chief executive officer of Risk Management Services, Inc., an insurance management service, since 1990. Mr. Mathis has been involved in the banking community and was a shareholder of The Poinsett Bank in Travelers Rest, South Carolina. He graduated with a bachelor’s degree in liberal arts from Furman University. He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community.

Lawrence R. Miller, 59, director, is our chief executive officer. He has 34 years of banking experience, having held various positions in the banking industry since November 1971. He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004. In June 2004 he joined our bank. While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years. He has lived in Upstate South Carolina for over 30 years and has been actively involved in the community and its future planning. He serves as a trustee for the College of Charleston and as a board member of Christ School, Arden, North Carolina. He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce. Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma.

Sudhirkumar C. Patel, 47, director, has been a practicing physician and partner of Carolina Internal Medicine in Greenville, South Carolina since 1990. Born in India, Dr. Patel graduated from the Baroda Medical College in India and completed his residency at Coney Island Hospital in Brooklyn, New York. He has lived in the Greenville area for over 15 years and is actively involved with the Indian community in South Carolina. He is also a member of the Rotary Club of Greenville, the American College of Physicians, and the American Association of Indian Physicians.

Hasmukh P. Rama, 57, director, has been chairman of the board and chief executive officer of JHM Hotels, Inc. in Greenville, South Carolina for over ten years. He has been in the lodging industry for over 30 years and has received several awards for his leadership in the industry. He is the former chairman of the American Hotel & Lodging Association. He obtained his M.B.A. from Xavier University and was awarded a Doctor of Business Administration in hospitality management, honoris causa, from Johnson & Wales University. Mr. Rama serves as an advisor to a number of hospitality schools including the mentorship program at Cornell University.

W. Ray Samuels, 69, director, retired in 1998 as a partner of the Bradford Clinic in Charlotte, North Carolina where he practiced obstetrics and gynecology for over 30 years and served as the managing partner for over 15 years. He attended the University of North Carolina in Chapel Hill and obtained his M.D. in 1971 from the University of North Carolina Medical School. Dr. Samuels is a native of Hamlet, North Carolina. He currently resides in Cashiers, North Carolina and Vero Beach, Florida.

Charles D. Walters, 67, director and chairman of the board, is also the chairman of the board of World Acceptance Corporation, a national consumer finance company. He has held that position since retiring as its chief executive officer in 2003 after 18 years leading the company. Prior to working with World Acceptance Corporation, Mr. Walters was cofounder and president of Pioneer Management Corporation, a Texas consumer finance company. He is a past president and a current director of the Texas Finance Institute, Georgia Industrial Loan Association, and Independent Consumer Finance Association of South Carolina. Mr. Walters is past chairman of American Financial Services Association based in Washington, D. C. He also is a member of the advisory board on consumer credit for the South Carolina Department of Consumer Affairs. A native of Matthews, North Carolina, Mr. Walters has lived in the Greenville, South Carolina area for over 20 years. He is involved in the community and is a Scottish Rite Mason and Shriner.

Roger W. Walters, 65, director, started the Walters Development Co. to develop land and construct custom homes in Cashiers, North Carolina in 2002. From 1988 until 2002, he was president and chief executive officer of Cad Cam, Inc., a company which provides computer aided design services to various engineering professions including manufacturing, architecture and construction. Prior to his tenure with Cad Cam, Inc., he served in the United States Air Force for 26 years, completing his service as the deputy chief of staff for Engineering and Services for Air Force Logistics Command and retired in 1988 as a colonel. Mr. Walters, a native of Matthews, North Carolina, graduated with a B.S. in mechanical engineering from North Carolina State University and later earned a masters in mechanical engineering from the University of Missouri. He also completed the Executive Management Course at the Duke University Fuqua School of Business.

Vivian A. Wong, 65, director, has been a real estate investor and developer for 30 years and has developments throughout the Southeast. In 2001, Ms. Wong formed Pacific Gateway Capital, LLC, a company specializing in new United States/China trade including development of United States retail franchises in China and attracting Chinese investment to South Carolina. Prior to her recent venture, she was co-owner of the Dragon Den restaurant chain for over 35 years. Ms. Wong has lived in Greenville for over 40 years and has served as a member of both the Bank of America Advisory Board and the Summit Bank Advisory Board. She continues to be involved with the community through her current service on the Sister City International Organization Board, the Greenville Convention Center Task force, and the Furman University Advisory Board. Ms. Wong also serves on the board of directors of Ryans Restaurant Group, Inc., which operates a restaurant chain of over 300 restaurants, including Ryan’s Family Steakhouses, most of which are located in the southern and midwestern United States.

Family relationships, Charles D. Walters and Roger W. Walters are brothers. Vivian A. Wong is the sister-in-law of Paul P. Lam, one of our organizers. There are no other family relationships among any of our executive officers or directors.

Additional information is set forth below regarding other officers of our company and our bank:

        Kimberly D. Barrs, 32, is our chief financial officer. She has over 10 years of banking and public accounting experience. She most recently was employed by Dixon Hughes, PLLC, a certified public accounting firm, as a senior manager from July 2004 until September 2004 when she left to assist in the formation of our bank. Previously, Ms. Barrs served as chief financial officer for First National Bank of the Carolinas from January 2002 to May 2004. Prior to joining First National Bank of the Carolinas, she served community banks in South Carolina with KPMG, LLP, a certified public accounting firm, from 1994 to 2002, completing her service as an audit senior manager. Ms. Barrs received her B.S. degree in accounting from Bob Jones University.

        Schaefer M. Carpenter, 41, is our retail banking director. He has over 15 years of banking experience in the Greenville market. He most recently served as vice president and branch manager for SouthTrust Bank in Greenville, South Carolina, a position he held since 1999. Prior to his employment with SouthTrust, Mr. Carpenter served as an auditor, credit analyst and branch manager for Central Carolina Bank and as a state bank examiner for the South Carolina Board of Financial Institutions. A native of Greenville, South Carolina, Mr. Carpenter received his B.S. degree in finance from the University of South Carolina and is a graduate of the South Carolina Bankers School.

        E. Fred Moore, 47, was recently appointed our chief credit officer. He previously served as a senior vice president of risk management for First National Bank of the South in South Carolina. He has over 19 years of experience in administrative banking and finance, including credit administration and compliance. Mr. Moore was employed with American Federal as a senior credit analyst until 2000, when he resigned to join First National Bank of the South. He graduated from University of South Carolina in 1982 with a bachelor’s degree in business economics.

PROPOSAL NO. 2

APPROVAL OF
INDEPENDENCE BANCSHARES, INC. 2005 STOCK INCENTIVE PLAN

General

        Our board of directors has approved the Independence Bancshares, Inc. 2005 Stock Incentive Plan. We believe that the issuance of stock options can promote our growth and profitability by providing additional incentives for employees and directors to focus on our long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests. Therefore, we ask that you approve this plan at the meeting. In the following section we describe the material provisions of the plan, and we are also filing the plan as an exhibit to our Form 10-KSB. In addition, we will provide to you, without charge, a copy of the plan upon receipt of your request.

        The plan authorizes the grant to our employees and directors of stock options for up to 260,626 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization. The number of shares available for issuance under the plan shall automatically be increased each time we issue additional shares of stock so that the total number of shares issuable under the plan at all times equal 12.5% of the then outstanding shares of stock.

        Under the plan, we may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. The plan will be administered by a committee consisting of at least two members of the board of directors. The committee will determine the persons who will receive options and the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding 10 years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee’s employment under various circumstances would terminate options granted under the plan to that person.

        If granted an option under the plan, the optionee will receive an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires.

        The option price per share is an amount to be determined by the committee, but will not be less than 100% of the then current market value. The option price will be payable in full in cash upon exercise. In lieu of cash, the board of directors in its sole discretion may accept a recourse note equal to the exercise price or may permit a cashless exercise. We will receive no consideration upon granting of an option.

        Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee’s lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

        The board of directors will have the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee’s consent. Upon a change of control of our company three years from the effective date of the plan, all options outstanding but not otherwise exercisable will automatically accelerate and become exercisable immediately before the effective date of the change of control.

Issuance of Stock Options Under the 2005 Stock Incentive Plan

        In 2005, we issued a total of 41,950 options to executive officers and other employees of our company under this plan. We granted (i) Lawrence R. Miller options to acquire 15,000 shares of our common stock, and (ii) Kimberly D. Barrs, David L. Shelnutt, and Susan B. Hoag options to acquire 6,000 shares of our common stock each, and (iii) Schaefer M. Carpenter options to acquire 4,000 shares, all of which expire on July 26, 2015. The options have an exercise price of $10.00 per share, are exercisable for a term of 10 years, and one-third of the shares subject to the options granted to these holders will vest each of the first three anniversaries of our bank’s opening date per the terms of their employment agreements. The remaining 4,950 options were granted to employees of our company. The options have an exercise price of $10.00 per share, are exercisable for a term of 10 years, and one-third of the shares subject to the options granted to each holder will vest each of the first three anniversaries of the date of the grant. Options issued under this plan will begin to vest on July 26, 2006. Mr. Shelnutt’s and Ms. Hoag’s options will expire before becoming exercisable as a result of their departure from our company.

Federal Income Tax Consequences

        There are no federal income tax consequences to the optionee or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

        Incentive Stock Options. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

        If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

        Nonqualified Stock Options. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Shareholder Approval Required

        The affirmative vote of the holders of a majority of the votes cast on this matter at the meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. Because directors may receive options under the plan, the directors of the company have a personal interest in seeing the plan approved.

        The Board of Directors recommends a vote for approval of the 2005 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF ELLIOTT DAVIS LLC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

        The Board of Directors recommends the ratification of the appointment of Elliott Davis LLC as the independent registered public accounting firm for fiscal year 2006 and to audit and report to the shareholders upon our financial statements as of and for the period ending December 31, 2006. Elliott Davis LLC currently serves as our independent auditors and was engaged by us pursuant to approval by the Board of Directors, as our principal accountants starting with the 2004 fiscal year.

                 Representatives of Elliott Davis LLC will be present at the annual meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. Neither the firm nor any of its members has any relation with our company except in the firm’s capacity as auditors or as advisors. The appointment of auditors is approved annually by our Board of Directors and, commencing with fiscal year 2006, subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

                Ratification requires the affirmative vote of the holders of a majority of the votes cast on this matter at the meeting. Abstentions and broker non-votes will have no effect upon the vote on this matter.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Elliott Davis LLC as independent auditors.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

        The following table shows the cash compensation we paid to our chief executive officer and president for the year ended December 31, 2005 and for all other executives who earned over $100,000 for the year ended 2005.

Summary Compensation Table

				Long Term
	Annual Compensation (1)			Compensation Awards
				Number of Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation

Lawrence R. Miller	2005	$ 148,437	$ 20,000	15,000	$ 3,914	(2)
President and Chief Executive
Officer of the Company and
the Bank

Kimberly D. Barrs	2005	$ 104,352	$ -	6,000	$ 3,699	(3)
Executive Vice President and
Chief Financial Officer
of the Company and the Bank

David L. Shelnutt	2005	$ 120,000	$ -	6,000	$ 3,764	(4)
Executive Vice President
of the Bank

Susan B. Hoag
Executive Vice President	2005	$ 102,644	$ 10,000	6,000	$ 3,425	(5)
of the Bank
_______________
(1)	The named executive officers also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in any one fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive’s annual salary and bonus.
(2)	Includes 401K contributions of $750 and medical insurance premiums of $3,164.
(3)	Includes 401K contributions of $535 and medical insurance premiums of $3,164.
(4)	Includes 401K contributions of $600 and medical insurance premiums of $3,164.
(5)	Includes 401K contributions of $525 and medical insurance premiums of $2,900.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning the grant of stock options to our named executive officers during the year ended December 31, 2005.

	Number of Securities	Percent of Total
	Underlying Options	Granted to Employees	Exercise Price	Expiration
	Granted	in Fiscal Year	(Dollars per Share)	Date

Lawrence R. Miller	15,000	34.3	$ 10.00	07/26/15
Kimberly D. Barrs	6,000	13.7	$ 10.00	07/26/15
David L. Shelnutt	6,000	13.7	$ 10.00	07/26/15
Susan B. Hoag	6,000	13.7	$ 10.00	07/26/15
Schaefer M. Carpenter	4,000	9.2	$ 10.00	07/26/15
_______________

        In 2005, in addition to the options shown in the above table, we also granted 6,700 options to employees pursuant to the Independence Bancshares, Inc. 2005 Stock Incentive Plan, approved by our board of directors. Currently, there are a total of 260,626 options covered by the 2005 Stock Incentive Plan, including 41,950 options that have been granted and are currently outstanding.

Aggregated Option Exercise and Year-end Option Values

        As of December 31, 2005, all options granted to executive officers are unexercisable, and no unexercisable options are in-the-money as of December 31, 2005. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. All options and warrants were granted during 2005 and are exercisable at $10.00 per share, which was the price of our common stock in our initial public offering. We are not aware of any trades of our common stock since our initial public offering.

Employment Agreements

        We have entered into an employment agreement with Lawrence R. Miller on July 1, 2004, for an initial three-year term, annually renewing thereafter, pursuant to which he serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. As of March 31, 2006, Mr. Miller receives an annual salary of $150,000, plus a portion of his yearly medical insurance premium. He is eligible to receive an annual increase in his salary as determined by the board of directors. He is eligible to receive an annual bonus of up to 50% of his annual salary if the bank achieves certain performance levels to be determined from time to time by the board of directors. He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. Mr. Miller was granted options to purchase 15,000 shares of common stock. These options vest over a three-year period beginning on the date of grant and have a term of 10 years. Additionally, Mr. Miller participates in the bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

       Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within radius of 30 miles from the main office of the company or any branch office of the company, (b) solicit customers of the bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the bank for employment. If we terminate the employee agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated, he will be entitled to severance compensation of his then-current monthly salary multiplied by 24, plus accrued bonus, all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

        We also entered into employment agreements with Kimberly D. Barrs on October 4, 2004 to serve as chief financial officer and an executive vice president our company and the bank, David L. Shelnutt on November 1, 2004 to serve as an executive vice president of the bank, Susan B. Hoag on January 10, 2005 to serve as an executive vice president of the bank, and Schaefer M. Carpenter on January 10, 2005 to serve as a senior vice president of the bank. Each agreement has a term of two years. At the end of the initial two-year term and on the anniversary date each year thereafter, the term will be extended by one year so that the remaining term will continue to be one year. As of March 31, 2006, Ms. Barrs and Mr. Carpenter are paid salaries of $108,408 and $91,220, respectively, which may be increased annually by the board of directors. They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs. Effective February 1, 2006, we accepted the resignation of Mr. Shelnutt who will pursue other opportunities. On March 13, 2006, Susan Hoag ceased to work for us and her employment agreement was terminated in conjunction with her departure.

        Mr. Shelnutt’s, Ms. Hoag’s, and Mr. Carpenter’s employment agreements also provide that during the term of employment and for a period of 12 months following termination they may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees.

        If we terminate the employee agreement for Ms. Barrs or Mr. Carpenter without cause, each will be entitled to severance in an amount equal to their then current monthly base salary multiplied by 6, excluding any bonus. If Ms. Barrs or Mr. Carpenter, following a change in control of our company, terminate their employment for good reason or if they are terminated, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Director Compensation

        In 2005, we did not pay our outside directors for board meeting or committee meeting attendance. We do not currently have plans to pay our outside directors for board meeting or committee meeting attendance.

        Each director received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 shares of our common stock. In total, we granted our directors warrants to purchase 412,500 shares of common stock exercisable until May 16, 2015.

Security Ownership of Certain
Beneficial Owners and Management

General

        The following table shows how much common stock in the company is owned by the directors, organizer, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2006. Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 E. Washington St., Greenville, South Carolina 29601.

	Number of	Right	Percentage of
	Shares	to	Beneficial
Name	Owned(1)	Acquire(2)	Ownership(3)

Robert M. Austell	25,000	25,000	2.37%
Kimberly D. Barrs	250	2,000	*
John W. Burnett	40,100	25,000	3.09%
Robert M. Carpenter	25,000	25,000	2.37%
Schaefer M. Carpenter	1,000	1,333	*
Billy J. Coleman	51,500	25,000	3.63%
Jose De Ocampo	25,100	25,000	2.37%
Robert E. Hamby, Jr	25,000	25,000	2.37%
H. Neel Hipp, Jr	65,000	25,000	4.27%
James D. King	9,000	25,000	1.61%
Paul P. Lam, organizer	101,500	25,000	6.00%
William R. Mathis	25,100	25,000	2.37%
Lawrence R. Miller	12,500	17,500	1.43%
Sudhirkumar C. Patel	26,000	25,000	2.42%
Hasmukh P. Rama	101,500	25,000	6.00%
W. Ray Samuels	27,000	25,000	2.46%
Charles D. Walters	75,000	25,000	4.74%
Roger W. Walters	50,000	25,000	3.55%
Vivian A. Wong	50,000	25,000	3.55%

All directors and executive officers
as a group (19 persons)	735,550	420,833	46.15%
*Indicates less than 1%
_______________
(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options and warrants but does not include any unvested stock options or warrants. Each of our directors and Paul P. Lam served as organizers of our bank. Each of these directors and Mr. Lam received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the bank, including their personal guarantees of the original line of credit. These warrants cover an aggregate of 412,500 shares and are exercisable until May 16, 2015.

(3)	For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. The calculations are based on 2,085,010 shares of common stock outstanding on March 31, 2006.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2005, the board of directors of the company held ten meetings and the board of directors of the bank held six meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

        The company’s board of directors has appointed a number of committees, including an audit committee, compensation/nominating committee, and asset liability committee. The audit committee is composed of Mr. Hamby, Mr. Hipp, Mr. Carpenter and Dr. De Ocampo. Each of these members is considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The audit committee met four times in 2005.

        The Board of Directors has determined that Robert E. Hamby, Jr. is an “audit committee financial expert” as defined in Item 401(e)(2) of the SEC’s Regulation S-B. Mr. Hamby is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

        The audit committee functions are set forth in its charter, which was adopted on May 5, 2005. A copy of the audit charter is attached hereto as Appendix A to our proxy statement. The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Other Committees

        The asset liability committee is composed of Mr. Hipp, Mr. Coleman, Mr. Rama, Mr. R. Walters, and Mr. Mathis. The asset liability committee met six times in 2005. The asset liability committee has the responsibility of reviewing the liquidity policy, investment policy, and the bank’s asset/liability structure.

        Our compensation/nominating committee is composed of Mr. Samuels, Mr. Burnett, Mr. Hipp, Dr. Patel, Mr. C. Walters and Ms. Wong. The compensation/nominating committee met five times in 2005. The compensation/nominating committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers and recommends nominees for election to the Board. The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer.

        The nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

        Any shareholder may recommend the nomination of any person to serve on the Board. Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and

Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The nominating committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

•	educational background, work experience, business acumen,
•	ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,
•	previous service on boards (particularly of public companies),
•	willingness and ability to devote time and energy to the duties of a director,
•	a desire and ability to help enhance shareholder value,
•	reputation in the community,
•	character,
•	whether the nominee has any history of criminal convictions or violation of SEC rules,
•	actual or potential conflicts of interest, and
•	any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

        The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

        In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the bylaws of the company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the nominating committee. Candidates may come to the attention of the nominating committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons. The nominating committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.

        The company does not pay a third party to assist in identifying and evaluating candidates.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members Mr. Hamby, Mr. Hipp, Mr. Carpenter and Dr. De Ocampo.

Independent Certified Public Accountants

        Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2005. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2005 and 2004:

	Years Ended December 31,
	2005	2004

Audit Fees	$14,300	$11,180
Tax Fees	2,400	580

Total	$16,700	$11,760

Audit Fee
        This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2005 and 2004 fiscal years for the audit of the company’s consolidated annual financial statements and quarterly reports on Form 10-QSB and Form SB-2.

Tax Fees
        This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees
        Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members. The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

Certain Relationships and Related Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

        Vivian A. Wong provided temporary office space, at no cost, during the organization stage of our Bank. This space was available to us until the leasehold improvements for the leased branch facility were completed in March 2005.

        On November 17, 2004, we purchased a one acre lot for approximately $1.2 million located on the corner of South Irvine and East Washington Streets, in downtown Greenville, South Carolina. Completion of construction of the permanent headquarters at this location is estimated for 2008. We acquired the lot by virtue of an option, assigned at par, which is appraisal-based fair market value, from an investment company which is a business interest of Vivian A. Wong.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Because we had more than more than 500 shareholders of record on December 31, 2005, we will file a Form 8/A in April 2006. Following this filing, as required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals will be required to report periodically their ownership of our common stock and any changes in ownership to the SEC. After such filing, we will file Forms 3 for each director and executive officer.

Code of Ethics

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

        We have adopted a Code of Ethics that is applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Independence Bancshares, Inc., 500 E. Washington St., Greenville, South Carolina 29601.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than February 28, 2007. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 14, 2006

PROXY SOLICITED FOR THE ANNUAL MEETING
OF SHAREHOLDERS OF
INDEPENDENCE BANCSHARES, INC.
to be held on May 16, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Lawrence R. Miller and Kimberly D. Barrs, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Thornblade Club, Greer, SC, on May 16, 2006 at 4:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) “for” Proposal No. 1 to elect the identified nominees to serve on the Board of Directors; (ii) “for” Proposal No. 2 to approve the Independence Bancshares, Inc. 2005 Stock Incentive Plan; and (iii) “for” Proposal No. 3 to ratify the appointment of Elliott Davis LLC as the Company’s Registered Public Accounting Firm for 2006.

1.         PROPOSAL to elect the identified nominees as directors.

Robert M. Austell	Robert E. Hamby, Jr.	Hasmukh P. Rama
John W. Burnett, Sr	H. Neel Hipp, Jr.	W. Ray Samuels
Robert M. Carpenter	James D. King	Charles D. Walters
Billy J. Coleman	William R. Mathis	Roger W. Walters
Jose De Ocampo	Lawrence R. Miller	Vivian A. Wong
Sudhirkumar C. Patel

FOR all nominees	WITHHOLD AUTHORITY
listed (except as marked to	to vote for all nominees
the contrary)

(INSTRUCTION:    To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below).

2.         PROPOSAL to approve the Independence Bancshares, Inc. 2005 Stock Incentive Plan.

FOR	WITHHOLD	AGAINST

3.        PROPOSAL to ratify the appointment of Elliott Davis LLC as the Company’s Registered Public Accounting Firm for 2006.

Dated: ___________________________, 2006	Dated: ___________________________, 2006

_____________________________________ Signature of Shareholder(s)	_____________________________________ Signature of Shareholder(s)

_____________________________________ Please print name	_____________________________________ Please print name

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Appendix A

Independence Bancshares, Inc.
Audit Committee Charter

        The Board of Directors of Independence Bancshares, Inc. has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

        Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

        The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.

        Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.	Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.	Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.	On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.	Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.	Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.	Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve nonaudit services to one or more designated Audit Committee members. The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.	In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls. Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.	Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company. Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.	Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating, and accounting policies of the Company. Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.	Review and approve all significant proposed accounting changes.

11.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.” Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.	Investigate any matter which comes to the attention of the Audit Committee which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.	Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, which are deemed by the Audit Committee to be material to the Company’s financial statements.

17.	Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.	Review with the Chief Executive Officer, President, Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations. Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

19.	Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information. Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

20.	At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

21.	Ensure the rotation of the audit partners as required by law. At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

22.	Establish procedures for the receipt, retention, and treatment of complaints received by the Audit Committee regarding accounting, internal accounting controls, or auditing matters. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (i.e. whistle-blower policy).

23.	Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

24.	Review related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts (other than loans covered by Regulation O which require full board approval).

Audit Committee Activities

1.	The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine; however, no less than quarterly.

2.	Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.	The Audit Committee is authorized to employ and consult with accountants, attorneys, and other professionals to assist it.

4.	The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.	The Audit Committee shall have unlimited access to all employees, books, and records of the Company.

6.	The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

8.	Discuss on a quarterly basis with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

        The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of the Audit Committee’s Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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